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                   EXECUTIVE STAFF F'96 BONUS PLAN CRITERIA         EXHIBIT 10.6
                                                                     (1995 10-K)

Executive Staff Measurements:
The fiscal 1996 bonus plan for executive staff will consist of the following:
a) 40% Return on Net Assets (RONA)
b) 40% Earnings Per Share (EPS)
c) 20% Personal Objectives

For all officers, personal objectives have been established which represent key program and/or project leadership activities for the current year.

Supporting Definitions:
Average Net Assets or Average Quarterly Net Assets = Total assets - current liabilities (debt excluded from current liabilities).
Earnings Per Share = Net Income / Average Number of Common Shares Outstanding during the period.
Return on Net Assets = After tax Income (excluding interest) / Average Net Assets. (RONA is a financial indicator of the ability of the Company to generate profits utilizing available assets in an efficient manner).
Personal Objectives = Key program and/or project leadership activities for the current year. (Personal objectives serve as a guideline. However, recommendations to the Committee by the CEO take into account evolving priorities during the year).


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               EXECUTIVE STAFF F'96 MEASUREMENTS AND BONUS PLAN

Bonus Measurement:*

                                                 100%
                                  50%          (Target)          200%
                              -----------     ----------      -----------
40% Return on Net Assets        13.50%          15.00%          17.00%
40% Earnings Per Share          $2.10           $2.50           $2.90
20% Personal Objectives            --              --              --


        Name                    Functional Area           Proposed Bonus Payout @ 100%
---------------------------------------------------------------------------------------
Sim*                            CEO - API                         $300,000
Arzbaecher                      CFO                               $ 80,000
Dorszynski                      Tax & Treasury                    $ 32,000
Font                            Human Resources                   $ 50,000
Knutson                         Technology                        $ 38,000

*Except in the case of Sim, where 50% of the bonus measurement is based on Return on Net Assets, 50% is based on Earnings Per Share and there is no provision for Personal Objectives.



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EXECUTIVE OPERATING OFFICERS MULTI-BUSINESS UNITS F'96 BONUS PLAN MEASUREMENTS

Multi-Business Unit Leader Measurements:
The fiscal 1996 bonus plan for multi-business unit leaders will consist of the following:
a) 20% Applied Power Financial Results (RONA and EPS)
b) 60% Business Unit Results(1)(2)
c) 20% Personal Objectives

The business unit financial targets for fiscal 1996 have been established based upon the business plans submitted by each business unit, current year Corporate contribution requirements for profitability, and agreed upon long-term investments.

(1) CMM = Operating Profit - (20% x Monthly Net Assets)
(2) Targeted bonus plan levels for CMM may be modified during the plan year due to mergers and acquisitions.

NOTE: Personal objectives will take into account evolving priorities during the year as determined by the CEO.

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           MULTI-BUSINESS UNIT LEADER F'96 BONUS PLAN MEASUREMENTS

F'96 Bonus Measurements:
a) 20% Applied Power Financial Results (RONA and EPS)
b) 60% Business Unit Results(1)(2)
c) 20% Personal Objectives


                                                                                 Total
                Business                            CMM $MM                  Bonus Payout(1)
  Name            Unit                    50%         100%         200%          @ 100%
                                                    (Target)                     (Target)
--------------------------------------------------------------------------------------------
Albrecht(2)     Engineered Solutions     $9.0 MM    $12.5 MM     $17.0 MM       $100,000
Boel            Enerpac(3)              $11.0 MM    $13.0 MM     $17.0 MM        $90,000


CMM = Internal Operating Profit - (20% x Monthly Net Assets)

(1) 100% Total Bonus Payout Level for attaining API, Business Group CMM and Personal Objectives.
(2) Engineered Solutions measurement does not include Apitech - Mobile business.
(3) Enerpac Americas, Europe and QMC (excludes Asia Pacific)


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                        EXECUTIVE OPERATING OFFICERS -
              SINGLE BUSINESS UNIT F'96 BONUS PLAN MEASUREMENTS

Bonus Measurements for Wright Line and GB Electrical:
100% Operating Profit

1996 Target Objective - Wright Line   $16.0 million Operating Profit (62%
                          improvement over F'95)(1)
                        GB Electrical $13.1 million Operating Profit (35%
                          improvement over F'95)(2)

                            Measures/Payout Scale

Burkart         Operating Profit($)     10.1MM     11MM    12MM     13MM      14MM      15MM      16MM      17MM     MARKET
(WL)(1)         Bonus($)                  0       22,500  45,000   67,500    90,000    112,500   144,000   178,500   57,000

Lecher          Operating Profit($)     12MM       12.5MM  13.1MM   13.5MM    14MM      14.5MM    15MM      15.5MM    MARKET
(GB)(2)         Bonus($)                   0       28,835  57,669   86,500    131,812   164,764   189,600   214,500   86,500

Plan description: Business must exceed prior year's operating profits to qualify for any bonus. As profits increase, there is a step linear relationship to bonus potential.

(1) Based on Wright Line's internal operating profit (excludes acquisition write-up amortization).
(2) Based on GB consolidated external operating profit, including Vision
    Plastics.